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                                                                 Exhibit 10.7

                                   AGREEMENT

    THIS AGREEMENT ("Agreement") dated as of September 18, 1997 among VITAS HEALTHCARE CORPORATION, a Delaware corporation ("Vitas"), CHEMED CORPORATION, a Delaware corporation ("Chemed"), and OCR HOLDING COMPANY, a Nevada corporation and a wholly owned subsidiary of Chemed ("OCR").

    WHEREAS, OCR is the holder of (i) 270,000 shares of 9.0% Cumulative Nonconvertible Preferred Stock, par value $1.00 per share ("9% Preferred Stock"), of Vitas, (ii) Warrant No. A-1 dated December 17, 1991 to purchase 2,556,153 shares of the common stock, par value $.001 per share ("Common Stock"), of Vitas, at an initial exercise price of $4.55 per share ("Warrant A"), and (iii) Warrant No. B-1 dated December 17, 1991 to purchase 1,396,805 shares of Common Stock of Vitas, at an initial exercise price of $4.56 per share ("Warrant B", and together with Warrant A, the "Chemed Warrants");

    WHEREAS, the number of shares of Common Stock issuable under each Chemed Warrant and the exercise price thereof has been adjusted pursuant to that certain Acknowledgment, Stipulation and Waiver dated as of July 18, 1997 executed by each of Chemed and OCR (the "AS&W");

    WHEREAS, Vitas is currently contemplating an initial public offering of its Common Stock that, if consummated, would qualify as a "Qualified Initial Public Offering" as such term is defined in Warrant A (the "Contemplated Offering");

    WHEREAS, in connection with the Contemplated Offering, Vitas has requested that OCR and Chemed (i) consent to certain amendments to the Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Vitas (the "9% Certificate of Designation") as described in the form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitas Healthcare Corporation attached as Exhibit A hereto (the "Certificate of Amendment") and (ii) agree to waive certain rights under, and take certain actions with respect to, each of the Chemed Warrants, as more fully described herein;

    WHEREAS, as an inducement to OCR's and Chemed's consent to the amendments set forth in the Certificate of Amendment and OCR's and Chemed's agreement to waive certain rights under, and take certain actions with respect to, each of the Chemed Warrants as more fully described herein, OCR and Chemed have requested that Vitas agree to take certain actions with respect to, and/or modify the terms and provisions of, the 9% Preferred Stock and each of the Chemed Warrants, as more fully described herein.

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    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration given and received by each party, receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. Certificate of Amendment. OCR and Chemed hereby agree to execute and deliver all consents, waivers or approvals required to be executed by either or both of them in connection with the Certificate of Amendment. Chemed and OCR hereby acknowledge that Vitas intends to file the Certificate of Amendment with the Secretary of State of Delaware as soon as practicable following Vitas' receipt of all consents, waivers or approvals required to be obtained for the execution, delivery and filing thereof.

    2. Waiver of Adjustments. OCR and Chemed hereby agree that notwithstanding the terms of the Chemed Warrants, OCR and Chemed hereby waive any adjustment to the number of shares of Common Stock issuable under each Chemed Warrant and any adjustment to the Purchase Price per share (as such term is defined in the Chemed Warrants) as a result of the issuance of a new warrant to NationsBank, N.A. ("NationsBank") to purchase up to 291,918 shares of the Corporation's Common Stock (the "NationsBank Warrants") pursuant to an amendment to the Corporation's existing credit facility with NationsBank. Vitas, OCR and Chemed hereby agree that promptly following the issuance of the NationsBank Warrants, and in any event no later than 20 days following the date of such issuance, Vitas, OCR and Chemed shall enter into a mutually acceptable acknowledgment, stipulation and waiver as to the effect on the Chemed Warrants of such NationsBank Warrants becoming exercisable, if at all, such acknowledgment, stipulation and waiver to be in a form substantially similar to the AS&W.

    3. Redemption of 9% Preferred Stock. Vitas hereby agrees to redeem all of the issued and outstanding shares of 9% Preferred Stock held by OCR immediately upon and subject to the closing of the Contemplated Offering using a portion of the net proceeds thereof, such redemption to be effected by Vitas pursuant to the terms of the 9% Certificate of Designation, as amended by the Certificate of Amendment.

    4. Exercise of Warrant A. (a) OCR and Chemed hereby agree that immediately prior and subject to the closing of the Contemplated Offering, OCR shall exercise, and Chemed shall cause OCR to exercise, Warrant A, for cash or by delivery of shares of 9% Preferred Stock in accordance with the terms thereof, for such number of shares of Common Stock, at the then-current exercise price therefor, such that the aggregate exercise price for such shares paid to Vitas by OCR in respect of such shares equals at least $3,000,000.

        (b) OCR and Chemed hereby agree to notify Vitas in writing as soon as practicable, and in any event at least three (3) business days prior to the date Amendment No. 1 to the Registration Statement on Form S-1 is filed by Vitas with the

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Securities and Exchange Commission with respect to the Contemplated Offering
(which is expected to occur on or about October 20, 1997), in the event OCR intends to exercise Warrant A for a number of shares of Common Stock in excess of the minimum number required to be exercised by OCR pursuant to the terms of Section 4(a) of this Agreement. OCR and Chemed hereby agree that notwithstanding the terms of Warrant A, the terms of Section 4(a) of this Agreement or anything else to the contrary, in no event shall OCR be entitled to exercise Warrant A for such number of shares of Common Stock, at the then-current exercise price therefor, such that the aggregate exercise price for such shares paid to Vitas by OCR in respect of such shares exceeds $5,000,000 until the earlier of (1) a decision by the Board of Directors of Vitas to abandon the Contemplated Offering and (2) April 1, 1998, unless pursuant to Section 6 of Warrant A Vitas provides or is required to provide a notice to the holder of Warrant A of a transaction of the type described in
Section 6 of Warrant A or as Vitas may otherwise approve in writing.

        (c) OCR and Chemed acknowledge that pursuant to the terms of Section 2(c) of Warrant A, as modified by Section 6(a) below, Warrant A shall expire upon the closing of the Contemplated Offering to the extent not exercised prior to its expiration.

    5. Payment in Respect of Warrant B. Vitas, Chemed and OCR hereby agree that notwithstanding the terms of Warrant B, immediately prior and subject to the closing of the Contemplated Offering (i) Vitas (using a portion of the net proceeds of the Contemplated Offering) shall repurchase Warrant B from OCR, and OCR shall sell Warrant B to Vitas, for an amount equal to the greater of (x) (A) the spread value (if a positive number) as measured by the difference of (I) the offering price to the public of a share of Common Stock in the Contemplated Offering minus (II) the then-current exercise price of a share of Common Stock pursuant to Warrant B, multiplied by (B) the number of shares of Common Stock for which Warrant B is exercisable as of the closing of the Contemplated Offering, and (y) $700,000, and (ii) upon such payment, OCR shall surrender, and Chemed shall cause OCR to surrender, to Vitas Warrant B for cancellation. Chemed and OCR hereby further agree that notwithstanding the terms of Warrant B, OCR shall not be entitled exercise Warrant B until the earlier of (1) a decision by the Board of Directors of Vitas to abandon the Contemplated Offering and (2) April 1, 1998, unless pursuant to Section 6 of Warrant B Vitas provides or is required to provide a notice to the holder of Warrant B of a transaction of the type described in
Section 6 of Warrant B or as Vitas may otherwise approve in writing.

    6. Amendment of Chemed Warrants. (a) Vitas, Chemed and OCR hereby agree that Warrant A hereby is amended by deleting in its entirety Section 2(c) thereof and replacing it with the following:

        "(c) Expiration of Warrant. Subject to the terms and conditions hereof, including Sections 6 and 7 hereof, this Warrant, or any portion of this Warrant then outstanding, shall expire at the earlier of (1) eight years from the date it is first issued, as set forth on page 1 above (the "Expiration

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    Date")(provided that if all of the issued and outstanding shares of the
    Company's 9% Preferred Stock have not been redeemed on or prior to March 31, 1998, the Expiration Date shall automatically be extended by that number of days equal to the number of days beyond March 31, 1998 that all or any portion of the issued and outstanding shares of the 9% Preferred Stock remain outstanding, but in no event shall the Expiration Date be extended beyond December 16, 2005), or (2) upon the closing of a public offering of the Company's Common Stock resulting in gross proceeds of not less than $12 million and at a total market capitalization of the common equity of the Company at that time of not less than $60 million (a "Qualified Initial Public Offering")."

    (b) Vitas, Chemed and OCR hereby agree that Warrant B hereby is amended by deleting in its entirety Section 2(c) thereof and replacing it with the following:

         "(c) Expiration of Warrant. Subject to the terms and conditions hereof, including Sections 6 and 7 hereof, this Warrant, or any portion of this Warrant then outstanding, shall expire, unless it is exercised in full prior to its expiration, eight years from the date it is first issued, as set forth on page 1 above (the "Expiration Date")(provided that if all of the issued and outstanding shares of the Company's 9% Preferred Stock have not been redeemed on or prior to March 31, 1998, the Expiration Date shall automatically be extended by that number of days equal to the number of days beyond March 31, 1998 that all or any portion of the issued and outstanding shares of the 9% Preferred Stock remain outstanding, but in no event shall the Expiration Date be extended beyond December 16, 2005)."

    7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law provisions thereof).

    8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on its behalf as of the date set first set forth above.


                                         VITAS HEALTHCARE CORPORATION


                                         By: /s/ Hugh A. Westbrook
                                             -----------------------------
                                             Name: Hugh A. Westbrook
                                             Title: Chairman and Chief
                                                    Executive Officer


                                         CHEMED CORPORATION



                                         By: /s/ Timothy S. O'Toole
                                             -----------------------------
                                             Name: Timothy S. O'Toole
                                             Title: Executive Vice President
                                                    & Treasurer


                                         OCR HOLDING COMPANY


                                         By: /s/ Kevin J. McNamara
                                             -----------------------------
                                             Name: Kevin J. McNamara
                                             Title: Vice President




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                                  Exhibit A

VITAS AGREES TO PROVIDE A COPY OF THIS EXHIBIT TO THE COMMISSION UPON REQUEST.